Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-XXXXX) of First Northern Community Bancorp, of our report dated March 7, 2025, relating to the consolidated financial statements of First Northern Community Bancorp (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

Sacramento, California
October 22, 2025